UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HOW TO VOTE YOUR OSHKOSH SHARES

Each and every vote is important. Your Board of Directors recommends that all Oshkosh shareholders vote the WHITE proxy card “FOR” Oshkosh’s thirteen highly qualified nominees. Even if you plan to attend the meeting, you will help your Company by voting now, by proxy.

If you have any questions about voting your shares, feel free to contact Innisfree M&A Incorporated, which is assisting Oshkosh in this matter, toll-free at (877) 750-9499.

Shareholders may hold stock in a number of different ways. But whether you hold your Oshkosh shares in registered name, purchased them through the ESPP, or hold through a bank or broker, the basic principles of voting are the same—and voting is quick and easy:

A.  Enclosed with the Oshkosh proxy materials you receive, you will find a WHITE proxy card or voting instruction form.

B.  Just follow the simple instructions on your WHITE proxy card or voting instruction form to vote by telephone or by Internet. You will want the Control Number handy as you vote electronically—it’s shown on your WHITE proxy card or voting instruction form. Alternatively, you may also simply sign and date the WHITE proxy card or voting instruction form and return it in the postage-paid envelope you receive with the Oshkosh proxy materials.

C.  Do NOT vote using any Gold proxy card or voting instruction form that you receive from Mr. Icahn. This is important, because only your latest-dated vote counts. Therefore, if you vote using the Gold proxy card (even if you vote “withhold” on Mr. Icahn’s nominees), your Gold proxy card will cancel any vote you previously executed using a WHITE proxy card or voting instruction form. And your Company needs your votes FOR the Oshkosh nominees on the WHITE proxy card.

THREE VOTING TIPS

IMPORTANT TIP #1: If you, like many, hold shares in more than one account, you will receive a WHITE proxy card or voting instruction form for each of those accounts. Please vote using each WHITE proxy card or voting instruction form you receive. If you vote by telephone or Internet, you will need to refer to the Control Number that is unique to each account you own and that is shown on each WHITE proxy card or voting instruction form you receive.

IMPORTANT TIP #2: If you hold your shares through a bank or broker, you will receive your proxy materials through that firm, which will vote your shares on your behalf only upon receiving your specific instructions. Therefore, it is important that you follow the directions provided on the WHITE voting instruction form from your bank or broker in order to instruct your bank or broker how you want your shares voted. (If you vote electronically, you should use only the Control Number shown on your WHITE voting instruction form.) Please check the directions provided by your bank or broker for information about its voting deadlines.

IMPORTANT TIP #3: If you have any questions about how to vote your shares or need additional materials, please call Innisfree M&A Incorporated—toll-free at 877-750-9499.